Exhibit 99.1

P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Fourth Quarter and Full Year 2014 Financial Results
Full Year Revenues Grow 52%; Company Surpasses 7,000 Customer Mark

SAN FRANCISCO - Feb. 27, 2014 - Splunk Inc. (NASDAQ: SPLK), provider of the leading software platform for real-time operational intelligence, today announced results for its fiscal fourth quarter and year ended January 31, 2014.

Fourth Quarter 2014 Financial Highlights

•	Total revenues were $99.9 million, up 53% year-over-year.

•	License revenues were $68.8 million, up 47% year-over-year.

•	GAAP operating loss was $32.5 million; GAAP operating margin was negative 32.5%.

•	Non-GAAP operating income was $4.0 million; non-GAAP operating margin was 4.0%.

•	GAAP loss per share was $0.30; non-GAAP income per share was $0.03.

•	Operating cash flow was $34.4 million with free cash flow of $32.4 million.

Full Year 2014 Financial Highlights

•	Total revenues were $302.6 million, up 52% year-over-year.

•	License revenues were $199.0 million, up 46% year-over-year.

•	GAAP operating margin was negative 25.9%; non-GAAP operating margin was negative 0.4%.

•	Operating cash flow was $73.8 million with free cash flow of $64.5 million.

“We are delighted to welcome more than 500 new customers to the Splunk family and now have more than 7,000 customers worldwide,” said Godfrey Sullivan, Chairman and CEO, Splunk. “Customers are choosing Splunk as their standard for operational intelligence at a faster pace than we have ever seen. We recognize and appreciate the contribution that both partners and our new and existing customers have played in our growth.”

Fourth Quarter 2014 and Recent Business Highlights

Customers:

•
New and Expansion Customers Include: Air France, Ascension Health, Auburn University, AURIZON (Australia), Boston Public Library, Chevron Australia, ChungHwa Telecom-Mobile (Taiwan), City of Austin, Cornerstone OnDemand, DATEV eG (Germany), Denver International Airport, DZ BANK AG (Germany), Finanz Informatik, General Electric, Hospital Corporation of America (HCA), John Lewis (UK), Major League Baseball Advanced Media, Nottinghamshire Police (UK), Panasonic Avionics, Paycorp (Australia), PetroChina Tarim Oilfield Company, Phillips 66, Polycom, Press Association (UK), PT Kalbe Farma Tbk (Indonesia), Ramsay Health Care (Australia), Shanghai Pudong Development Bank, Singapore Workforce Development Agency, State of New Mexico Human Services, SunGard Availability Services, Svyaznoy Bank (Russia), Symantec, Telenor Group (Norway), United Health Group Inc., Viet A Bank (Vietnam), WorldPay (UK) and World Vision Australia.

Product:

•
Announced general availability (GA) of the Splunk App for Enterprise Security 3.0, which provides enhancements to help find unknown threats, while continually monitoring for known threats detected by traditional security infrastructure products.

•
Announced the Splunk ODBC Driver that allows customers to interact with, manipulate and visualize machine data stored in Splunk Enterprise using existing business software tools, such as Microsoft Excel or Tableau Desktop.

•	Updated the Splunk SDK for Python and released the Splunk Plug-in for Eclipse to help developers build applications that use and extend Splunk Enterprise.

•	Released the Splunk App for NetApp to provide comprehensive visibility into the operational health of NetApp Data ONTAP storage systems.

Acquisitions

•	Announced the acquisition of Cloudmeter, a provider of network data capture technologies. The addition of Cloudmeter will

Splunk Inc. | www.splunk.com

enhance the ability of Splunk customers to analyze machine data directly from their networks and correlate it with other machine-generated data to gain insights across Splunk's core use cases in application and infrastructure management, IT operations, security and business analytics.

Partners

•	Announced a strategic agreement with Internet2 to bring Splunk technology to hundreds of potential new U.S. higher-education customers.

•
Announced a combined solution with Cisco Identity Services Engine (ISE) data. The software provides users with a scalable security intelligence platform to quickly discover and identify the source of a suspicious event.

Recognition

•	Splunk Enterprise named the Best Big Data Analytics Solution in the GSN: Government Security News 2013 Homeland Security Awards.

•	The Splunk App for VMware won the Editor's Choice award for the Server Virtualization category in Virtualization Review's 2014 Reader's Choice Awards.

Financial Outlook

The company is providing the following guidance for its fiscal first quarter 2015 (ending April 30, 2014):

•	Total revenues are expected to be between $78 million and $80 million.

•	Non-GAAP operating margin is expected to be between negative 8% and 10%.

The company is providing the following guidance for its fiscal year 2015 (ending January 31, 2015):

•	Total revenues are expected to be approximately $400 million.

•	Non-GAAP operating margin is expected to be approximately zero.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans and amortization of acquired intangible assets.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, the company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal fourth quarter 2014 and fiscal year 2014 non-GAAP results included in this press release.

Conference Call and Webcast

Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through March 6, 2014 by dialing (855) 859-2056 and referencing Conference ID# 45279544.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal first quarter and fiscal year 2015 in the paragraphs under “Financial Outlook” above and other statements regarding momentum in the company’s business, growth in the number of new customers, customer value and standardization, expansion of existing customer usage, new product offerings, expected benefits of our recent acquisitions, intended use and success of acquired products, product investments and developments, and expected benefits of strategic and partner relationships. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history; risks associated with Splunk’s rapid growth, particularly outside of the U.S.; Splunk’s inability to realize value from its significant investments in its business; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic and business conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2013, which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.

Splunk Inc. (NASDAQ: SPLK) provides the leading software platform for real-time Operational Intelligence. Splunk® software and cloud

Splunk Inc. | www.splunk.com

services enable organizations to search, monitor, analyze and visualize machine-generated big data coming from websites, applications, servers, networks, sensors and mobile devices. More than 7,000 enterprises, government agencies, universities and service providers in over 90 countries use Splunk software to deepen business and customer understanding, mitigate cybersecurity risk, prevent fraud, improve service performance and reduce cost. Splunk products include Splunk® Enterprise, Splunk Cloud™, Splunk Storm®, Hunk™: Splunk Analytics for Hadoop and premium Splunk Apps. To learn more, please visit http://www.splunk.com/company.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Hunk, Splunk Cloud, Splunk Storm and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2014 Splunk Inc. All rights reserved.

For more information, please contact:
Sherry Lowe
Splunk Inc.
415-852-5529
slowe@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415-848-8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2014	2013	2014	2013
Revenues
License	$68,794	$46,776	$199,024	$135,922
Maintenance and services	31,116	18,449	103,599	63,022
Total revenues	99,910	65,225	302,623	198,944
Cost of revenues
License	101	444	330	727
Maintenance and services [1,2]	11,097	6,191	35,495	20,697
Total cost of revenues [4,5]	11,198	6,635	35,825	21,424
Gross profit	88,712	58,590	266,798	177,520
Operating expenses
Research and development [1,3,4,5]	26,260	13,285	75,895	41,853
Sales and marketing [1,4,5]	76,336	40,345	215,335	125,098
General and administrative [3,4,5]	18,600	10,884	53,875	32,602
Total operating expenses	121,196	64,514	345,105	199,553
Operating loss	(32,484)	(5,924)	(78,307)	(22,033)
Interest and other income (expense), net
Interest income, net	51	37	225	152
Other income (expense), net	(461)	—	(920)	—
Change in fair value of preferred stock warrants	—	—	—	(14,087)
Total interest and other income (expense), net	(410)	37	(695)	(13,935)
Loss before income taxes	(32,894)	(5,887)	(79,002)	(35,968)
Income tax provision (benefit) [6]	(263)	275	6	713
Net loss	$(32,631)	$(6,162)	$(79,008)	$(36,681)

Basic and diluted net loss per share	$(0.30)	$(0.06)	$(0.75)	$(0.46)

Weighted-average shares used in computing basic and diluted net loss per share	108,047	98,996	105,067	80,246
______________________________________

[1] Includes amortization of acquired intangible assets as follows:
Cost of revenues	$566	$—	$648	$—
Research and development	58	—	70	—
Sales and marketing	146	—	188	—
	$770	$—	$906	$—

[2] Includes charge related to impairment of long-lived asset	$—	$—	$2,128	$—

[3] Includes acquisition-related costs as follows:
Research and development	$—	$—	$408	$—
General and administrative	314	—	314	—
	$314	$—	$722	$—

[4] Includes stock-based compensation expense as follows:
Cost of revenues	$2,548	$520	$5,283	$1,217
Research and development	9,834	2,448	20,829	6,170
Sales and marketing	14,587	3,637	30,012	8,093
General and administrative	6,275	1,652	13,244	4,000
	$33,244	$8,257	$69,368	$19,480

[5] Includes employer payroll tax on employee stock plans as follows:
Cost of revenues	$74	$7	$171	$7
Research and development	874	180	1,151	180
Sales and marketing	781	458	1,688	506
General and administrative	385	248	961	462
	$2,114	$893	$3,971	$1,155

[6] Includes a partial release of the valuation allowance due to acquisitions	$(427)	$—	$(1,174)	$—

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2014	January 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$897,453	$305,939
Accounts receivable, net	83,348	63,948
Prepaid expenses and other current assets	12,019	6,861
Total current assets	992,820	376,748
Property and equipment, net	15,505	13,205
Intangible assets, net	12,294	—
Goodwill	19,070	—
Other assets	642	492
Total assets	$1,040,331	$390,445
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,079	$1,632
Accrued payroll and compensation	43,876	28,123
Accrued expenses and other liabilities	12,743	7,636
Deferred revenue, current portion	149,156	79,568
Total current liabilities	207,854	116,959
Deferred revenue, non-current	43,165	35,144
Other liabilities, non-current	4,404	798
Total non-current liabilities	47,569	35,942
Total liabilities	255,423	152,901
Stockholders’ equity:
Common stock	116	101
Accumulated other comprehensive loss	58	(135)
Additional paid-in capital	954,441	328,277
Accumulated deficit	(169,707)	(90,699)
Total stockholders’ equity	784,908	237,544
Total liabilities and stockholders’ equity	$1,040,331	$390,445

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2014	2013	2014	2013
Cash Flows From Operating Activities
Net loss	$(32,631)	$(6,162)	$(79,008)	$(36,681)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,192	1,317	6,692	4,674
Impairment of long-lived asset	—	—	2,128	—
Change in fair value of preferred stock warrants	—	—	—	14,087
Stock-based compensation	33,244	8,257	69,368	19,480
Excess tax benefits from employee stock plans	188	(462)	(351)	(462)
Changes in operating assets and liabilities
Accounts receivable, net	(29,353)	(23,770)	(19,400)	(29,453)
Prepaid expenses, other current and non-current assets	(558)	(1,378)	(1,380)	(2,658)
Accounts payable	(96)	455	171	187
Accrued payroll and compensation	13,221	2,408	15,753	11,981
Accrued expenses and other liabilities	(2,766)	3,380	2,454	3,446
Deferred revenue	50,988	40,746	77,421	62,047
Net cash provided by operating activities	34,429	24,791	73,848	46,648
Cash Flow From Investing Activities
Acquisitions, net of cash acquired	(20,780)	—	(29,738)	—
Change in restricted cash	—	—	—	514
Purchases of property and equipment	(2,043)	(3,357)	(9,308)	(9,077)
Net cash used in investing activities	(22,823)	(3,357)	(39,046)	(8,563)
Cash Flow From Financing Activities
Repayments of term debt	—	—	—	(2,289)
Proceeds from initial public offering, net of offering costs	—	—	—	225,225
Proceeds from issuance of common stock from employee stock options	4,866	4,773	23,731	6,896
Proceeds from exercise of warrant	—	630	—	630
Excess tax benefits from employee stock plans	(188)	462	351	462
Proceeds from employee stock purchase plan	5,358	5,311	11,434	5,311
Proceeds from follow-on offering, net of offering costs	539,339	—	539,339	—
Taxes paid related to net share settlement of equity awards	(15,404)	—	(18,156)	—
Net cash provided by financing activities	533,971	11,176	556,699	236,235
Effect of exchange rate changes on cash and cash equivalents	(19)	5	13	20
Net increase in cash and cash equivalents	545,558	32,615	591,514	274,340
Cash and cash equivalents at beginning of period	351,895	273,324	305,939	31,599
Cash and cash equivalents at end of period	$897,453	$305,939	$897,453	$305,939

Splunk Inc. | www.splunk.com

 SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP operating margin and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude stock-based compensation expense, employer payroll tax expense related to employee stock plans, the change in fair value of certain preferred stock warrants previously issued by Splunk, impairment of a long-lived asset, acquisition-related costs, amortization of acquired intangible assets and the partial release of the valuation allowance due to acquisitions. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Splunk believes that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk excludes expense attributable to the change in fair value of certain preferred stock warrants from its non-GAAP financial measures because it is a non-recurring, non-cash expense. Splunk also excludes the non-cash charge for previously capitalized Storm research and development expense (reflected as an impairment of a long-lived asset) as a result of its strategic decision to start making its Storm product available at no cost to customers, a decision that Splunk expects to be infrequent in nature. Splunk also excludes acquisition-related costs and amortization of acquired intangible assets from its non-GAAP financial measures because they are considered by management to be outside of Splunk’s core operating results. Splunk further excludes the partial release of the valuation allowance due to acquisitions from non-GAAP net income (loss) and non-GAAP net income (loss) per share because it is also considered by management to be outside Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with, GAAP financial measures.

The following table reconciles Splunk’s non-GAAP results to Splunk’s GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2014	2013	2014	2013
Reconciliation of cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$34,429	$24,791	$73,848	$46,648
Less purchases of property and equipment	(2,043)	(3,357)	(9,308)	(9,077)
Free cash flow (Non-GAAP)	$32,386	$21,434	$64,540	$37,571
Net cash used in investing activities	$(22,823)	$(3,357)	$(39,046)	$(8,563)
Net cash provided by financing activities	$533,971	$11,176	$556,699	$236,235
Gross margin reconciliation:
GAAP gross margin	88.8%	89.8%	88.2%	89.2%
Stock-based compensation expense	2.6	0.8	1.7	0.6
Employer payroll tax on employee stock plans	0.1	—	0.1	—
Amortization of acquired intangible assets	0.6	—	0.2	—
Impairment of long-lived asset	—	—	0.7	—
Non-GAAP operating margin	92.1%	90.6%	90.9%	89.8%
Operating income (loss) reconciliation:
GAAP operating loss	$(32,484)	$(5,924)	$(78,307)	$(22,033)
Stock-based compensation expense	33,244	8,257	69,368	19,480
Employer payroll tax on employee stock plans	2,114	893	3,971	1,155
Amortization of acquired intangible assets	770	—	906	—
Impairment of long-lived asset	—	—	2,128	—
Acquisition-related costs	314	—	722	—
Non-GAAP operating income (loss)	$3,958	$3,226	$(1,212)	$(1,398)
Operating margin reconciliation:
GAAP operating margin	(32.5)%	(9.1)%	(25.9)%	(11.1)%
Stock-based compensation expense	33.3	12.7	22.9	9.8
Employer payroll tax on employee stock plans	2.1	1.4	1.3	0.6
Amortization of acquired intangible assets	0.8	—	0.3	—
Impairment of long-lived asset	—	—	0.7	—
Acquisition-related costs	0.3	—	0.3	—
Non-GAAP operating margin	4.0%	5.0%	(0.4)%	(0.7)%
Net income (loss) reconciliation:
GAAP net loss	$(32,631)	$(6,162)	$(79,008)	$(36,681)
Stock-based compensation expense	33,244	8,257	69,368	19,480
Change in fair value of preferred stock warrants	—	—	—	14,087
Employer payroll tax on employee stock plans	2,114	893	3,971	1,155
Amortization of acquired intangible assets	770	—	906	—
Impairment of long-lived asset	—	—	2,128	—
Acquisition-related costs	314	—	722	—
Partial release of the valuation allowance due to acquisitions	(427)	—	(1,174)	—
Non-GAAP net income (loss)	$3,384	$2,988	$(3,087)	$(1,959)
Reconciliation of shares used in computing basic and diluted net income (loss) per share:
Weighted-average shares used in computing GAAP basic net loss per share	108,047	98,996	105,067	80,246
Effect of dilutive securities: Employee stock awards and ESPP	10,685	16,619	—	—
Weighted-average shares used in computing Non-GAAP basic and diluted net income (loss) per share	118,732	115,615	105,067	80,246

GAAP basic and diluted net loss per share	$(0.30)	$(0.06)	$(0.75)	$(0.46)
Non-GAAP basic and diluted net income (loss) per share	$0.03	$0.03	$(0.03)	$(0.02)

Splunk Inc. | www.splunk.com